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                                                                     EXHIBIT 4.2

                CONSULTING AGREEMENT DATED AS OF FEBRUARY 1, 2000
                   BETWEEN THE COMPANY AND ROBERT ALLEN COOKE

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                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") dated as of the 1st day of February, 2000 by and between Robert Allen Cooke ("Consultant") and J-Bird Music Group, Ltd., a Pennsylvania corporation (the "Company").

         WHEREAS, the Company, through its subsidiaries markets, distributes and sells music on the internet.

         WHEREAS, Consultant provides a variety of business, marketing and financial consulting services to clients such as the Company; and

         WHEREAS. the Company and Consultant desire to enter into this Agreement to reflect the services to be provided by Consultant to the Company in connection with the operation of its internet music sales business.

         NOW THEREFORE, the Company and Consultant agree as follows:

         1. Services: Consultant shall provide to the Company consulting services in connection with the operation of the Company's business as follows: financial planning, product development, promotion and sales, strategic alliances, acquisitions or mergers with other business entities (collectively, the "Services"). The services may supplement functions that are performed by Company employees and are not in lieu of the Services of such employees.

         2. Provision of Services by Consultant's Affiliates: Consultant may cause certain of the Services to be provided by "Affiliates" (as hereinafter defined). That the Services may be provided by Affiliates and their personnel shall not increase the "Service Fee" (as hereinafter defined) and Consultant shall remain liable for the performance of its Services by its Affiliates as if Consultant performed such Services directly. "Affiliate" shall mean as to any person or entity, any other person or entity that directly or indirectly controls, or is under common control with, or is controlled by, such person or entity.

         3. Service Fee: Consultant shall receive payment for the Services, rendered by it during the term hereof in the form of 1,500,000 shares (the "Shares") of restricted common stock of the Company to be delivered on or before February 29, 2000. The Shares shall be restricted but Consultant may register of said Shares on Form S-8 or any appropriate filing form at consultant's expense at any time pursuant to the Securities Act of 1933, as amended, or in the alternative register said Shares when and if the Company files its next registration statement at the expense of the Company. Consultant shall not be obligated in any way or under any circumstances to advance funds for the costs or expenses of the Company's operations or obligations. Consultant shall be responsible for all of its out of pocket expenses incurred in performing its services hereunder, except for travel expenses incurred in the performance of its duties hereunder, provided it obtains the prior written consent of the Company.

         4. Standard of Care: Consultant shall provide the Services during the term of this Agreement in a diligent, careful and vigilant manner. The Services are to be of quality not less than that of services generally performed by


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Consultant's employees for the benefit of Consultant. Consultant shall make available to the Company the full benefit of the judgement, experience and advice of Consultant's employees.

         5. Personnel: Consultant shall employ personnel of Consultant or its Affiliates as may be necessary in order for Consultant to perform the Services. Such employment shall be at the expense of Consultant.

         6. Term: a) The Company engages the services of the Consultant and the Consultant accepts such engagement upon the terms and conditions herein set forth for a term commencing February 1, 2000 and terminating on December 31, 2000 ("Termination Date").

         b) Unless otherwise mutually agreed upon in writing, any continuance of Consultant's services after the Termination Date of this Agreement shall constitute an engagement at will and may be terminated at any time by either party upon the delivery of written notice thereof to the other party. Any such continuing services by the Consultant shall be upon the terms and conditions as set forth herein except as to the service fee and the payment thereof which will have to be mutually agreed upon between the parties.

         7. Indemnity: a) The Company shall indemnify and hold Consultant free and harmless from any loss, cost expense, damage, or injury that Consultant may suffer as a result of their performance or failure of performance of any of the Company's obligations under this Agreement.

         b) Consultant shall indemnify and hold the Company free and harmless from any loss, cost, expense, damage, or injury that the Company may suffer as a result of the performance or failure of performance of any of Consultant's obligations under this Agreement.

         8. Confidentiality: Consultant acknowledges and agrees that this Agreement creates a confidential relationship between Consultant and the Company during the term of this Agreement and further agrees as follows:

         a) Confidential Information shall mean: any information, materials, agreements and documents regarding the business and operations of the Company, including but not limited to financial statements and supporting data, business plans, forecasts and projections, and information concerning concepts, current and proposed products and product lines, advertising, promotion, customers, suppliers, licenses, affiliates, distributors, contractors, employees and management, which may be provided, in writing or orally, by the Company to the Consultant in the course of the discussions or dealings between the parties. The term "Confidential Information," however, does not include information (i) which is generally available to the public through no wrongful act of the Consultant receiving Confidential Information, (ii) which is already lawfully in the possession of the Consultant and not subject to an existing agreement of confidentiality between the parties or (iii) which is received from a third party without restriction and without breach of this Agreement.


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         b) Consultant recognizes and acknowledges that in the course of the discussions and negotiations relating to this Agreement, it may obtain Confidential Information pertaining to the other Company. Consultant recognizes that such information of the other is unavailable to others and that the disclosure thereof to persons not authorized by the Company to receive such information would seriously and adversely affect the business and operations of the Company. Consultant therefore, covenants and agrees: (i) to keep the Confidential Information of the Company strictly confidential and secret and to hold all such information now possessed or hereafter obtained by it in a fiduciary capacity solely for the benefit of the Company; (ii) to not use any Confidential Information for any purpose except for the purpose of evaluating the Company or for dissuasions with the Company regarding the Company, and not for the purpose of any competitive advantage; (iii) not to disclose to others any such Confidential Information except as provided herein; and (iv) to use its best efforts and exercise utmost diligence to protect and safeguard the confidentiality and secrecy of all such Confidential Information.

         c) (i) Dissemination of the Confidential Information by the Consultant shall be limited to those employees and other representatives or agents of the Consultant those duties justify their need to know such information. All employees of the Consultant who have access to the Confidential Information of the Company shall be informed regarding the nature of the Confidential Information and the obligation under this Agreement and shall be directed to use the Confidential Information solely for purposes of the discussions referred to above. In addition, prior to giving any or agent access to the other Company's Confidential Information, the Company shall inform each such person of the nature of the Confidential Information and of the obligations under this Agreement. Each representative or agent of Consultant shall also be informed that by accepting such access, he or she thereby agrees to be bound by all of the provisions of this Agreement. By allowing any such access, the Consultant agrees to be and remain jointly and severally liable for any disclosure by any such representative or agent which is not in accordance with this Agreement.

         (ii) In the event that the Consultant is required or becomes legally compelled to disclose any of the Confidential Information of the Company or that discussions or negotiations are taking place between the parties, the Consultant agrees that it will furnish only that portion of such Confidential Information and other information which it is legally required to disclose, and shall use its best efforts to obligate any person or entity to whom or which such Confidential Information is furnished to maintain the confidentiality thereof.

         (iii) Promptly upon any request by the Company, the Consultant shall return to the Company all written material furnished to the Consultant by or on behalf of the Company pursuant hereto including, without limitation all financial statements, memoranda, notes, records and/or any other documents whatsoever, and the Consultant will not retain any copies, extracts or other reproduction of same, in whole or in part. All documents, notes, memoranda and other writings whatsoever prepared by or for the Company based on the Confidential Information shall be destroyed and the Consultant will certify in writing to the Company that such destruction has occurred.

         d) In the event of a breach or threatened breach by the Consultant any of the obligations herein contained the Consultant acknowledges that the Company will not have adequate remedy at law and shall be entitled to seek equitable and


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injunctive relief to restrain violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it from such breach or threatened breach, including the recovery of damages.

Miscellaneous:

         a) No Waivers. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         b) No Assignment. Neither party to this Agreement may assign its rights or obligations hereunder without the written consent of the other party hereto.

         c) Amendments. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provisions to this Agreement shall be made in writing, signed by the parties hereto, and shall be effective only in the specific instance and for the specify purpose of which made or given.

         d) Notices. All notices, demands, statements and communications required or desired to be made hereunder shall be in writing and shall be hand delivered or sent by responsible overnight carrier or registered or certified mail, return receipt requested, of intended for the Company, addressed to the Company at:

                       J-Bird Music Group, Ltd.
                       396 Danbury Road
                       Wilton, CT  06897
                       Attention:  John J,. Barbieri, President

         and if intended for Consultant, addressed to Consultant:

                       Robert Allen Cooke
                       PO Box 609
                       Narragansett, RI  02882

         The date of the giving of any such notice shall be the date of its receipt by its recipient.

         e) Captions. The captions of this Agreement are inserted only for the purpose of convenient reference and do not define, limit or prescribe the scope or intent of this Agreement or any part hereof.

         f) Governing Law. This Agreement shall be governed, and construed in accordance with, the laws of the State of Rhode Island except that body of law relating to choice of law.


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         g) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         h) Entire Agreement. This Agreement integrates all the terms and conditions mentioned herein or incidental hereto and supercedes all oral negotiations and proper writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

         9. Relationship: The relationship between the Company and the Consultant created by this Agreement is that of independent contractor and nothing herein shall be construed as creating a relationship of employer or employee or principal or agent between the parties. Consultant agrees that it shall neither act nor make any representation that it is authorized to act as an agent or officer of the Company.

         10. Counterparts This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.


                                                        s/: Robert Allen Cooke
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                                                        Robert Allen Cooke

                                                        J-Bird Music Group, Ltd.

                                                        s/: John. J. Barbieri
                                                        ------------------------
                                                        Title: President


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